Exhibit 3.2

CERTIFICATE OF AMENDMENT OF THE RESTATED

CERTIFICATE OF INCORPORATION OF CERULEAN PHARMA INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Cerulean Pharma Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Cerulean Pharma Inc. (the “Corporation”), and that the Corporation was originally incorporated pursuant to the General Corporation Law on November 28, 2005 under the name Tempo Pharmaceuticals, Inc. The original Certificate of Incorporation of the Corporation was amended on each of December 1, 2005, October 20, 2006, December 22, 2006, May 8, 2007, December 6, 2007, October 14, 2008, July 9, 2009, July 13, 2009, May 26, 2010, November 12, 2010, December 2, 2011, November 29, 2012, January 11, 2013, February 19, 2013, August 14, 2013, January 30, 2014, February 10, 2014, March 21, 2014, March 28, 2014, March 31, 2014 and March 31, 2014, and amended and restated on April 15, 2014.

2. A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law approving this Amendment of the Corporation’s Restated Certificate of Incorporation, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FIRST of the Restated Certificate of Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“FIRST: Effective as of 12:01 a.m. on July 20, 2017, the name of the Corporation is Daré Bioscience, Inc.”

3. This Certificate of Amendment of the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

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IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 19th day of July, 2017.

/s/ Christopher D. T. Guiffre
Christopher D. T. Guiffre
President and Chief Executive Officer

Signature Page to Certificate of Amendment of the

Restated Certificate of Incorporation of

Cerulean Pharma Inc.